EXHIBIT 10.1

                                 LOAN AGREEMENT


                                      among


                   Select Comfort Corporation (the "Company"),

                        Select Comfort Retail Corporation
                        Select Comfort Direct Corporation
                          Select Comfort SC Corporation
                            Direct Call Centers, Inc.
        selectcomfort.com corporation (collectively, the "Subsidiaries")

                       (collectively, the "Loan Parties")

                                       and

                     Medallion Capital, Inc. (the "Lender")


                               SEPTEMBER 28, 2001

                                 LOAN AGREEMENT

     This Agreement is entered into September 28, 2001, among MEDALLION CAPITAL, INC., a Minnesota corporation and a Licensee under the Small Business Investment Act of 1958, whose address is 7831 Glenroy Road, Suite 480, Minneapolis, Minnesota 55439-3132, (the "Lender"), SELECT COMFORT CORPORATION, a Minnesota corporation (the "Company") and SELECT COMFORT RETAIL CORPORATION, SELECT COMFORT DIRECT CORPORATION, SELECT COMFORT SC CORPORATION, DIRECT CALL CENTERS, INC., AND SELECTCOMFORT.COM CORPORATION, all of which are Minnesota corporations, (the "Subsidiaries") (the Company and the Subsidiaries being each a "Loan Party" and collectively the "Loan Parties"), whose address is 6105 Trenton Lane North, Minneapolis, Minnesota 55442.

     The Lender and the Loan Parties agree as follows:

                                   ARTICLE ONE
                                    THE LOAN

1.1     NOTE
Subject to the terms of this Agreement, the Lender agrees to loan the Company $5,000,000.00 (the "Loan"). The Loan will be evidenced by and be repayable in accordance with a Promissory Note issued by the Company to the Lender in the amount of the Loan (the "Note") which is attached as Exhibit 1.1.

1.2     WARRANT
With the Note the Company will issue to the Lender a Warrant in the form attached as Exhibit 1.2 (the "Warrant").

1.3     SECURITY
The Company's obligations under the Note, this Agreement, and the other documents delivered to the Lender pursuant to this Agreement (all of the foregoing being collectively the "Loan Documents") are subject to or secured by the Security Agreement and Patent and Trademark Security Agreement attached as
Exhibit 1.3. (collectively, the "Security Agreements").

1.4     CLOSING
Subject to fulfillment of the terms of this Agreement, the Loan shall be made to the Company (the "Closing") on September 28, 2001 (the "Closing Date").

1.5     FEES
At the Closing, the Company shall pay Lender a commitment and closing fee in the total amount of $75,000.00, which is in addition to the application fee of $25,000.00 previously paid to

Lender. At the Closing, the Company shall also pay the Lender's out of pocket expenses (including reasonable attorney's fees and costs advanced) incurred in the analysis of the Loan, the preparation of the Loan Documents and the Closing, and the other fees and expenses due hereunder.

1.6     SUBORDINATION

     1.6.1 SUBORDINATION OF CONVERTIBLE NOTES At or prior to the Closing, the Company shall deliver to Lender a Subordination Agreement in the form attached as Exhibit 1.5 (the "Subordination Agreement") under which (a) the holders of the Senior Secured Convertible Notes (the "Convertible Notes") issued by the Company pursuant to the Note Purchase Agreement dated June 1, 2001 (the "Note Purchase Agreement") subordinate their rights under the Notes, the Note Purchase Agreement and the agreements securing the Notes to the rights of the Lender, and
(b) St. Paul Venture Capital VI, LLC subordinates its rights under the Convertible Subordinated Debenture, dated November 10, 2000, to the rights of the Lender.

     1.6.2 FUTURE SUBORDINATION TO NEW BANK AGREEMENT In the event that after the date of this Agreement the Company proposes to enter into an agreement (a "New Bank Agreement") with a bank or other financial institution under which the Company would incur, or has the right to incur, indebtedness for borrowed money or obtain letters of credit or similar financial accommodations, and

     (a) Profitability: the Company has reported in its quarterly or annual filings with the Securities and Exchange Commission consolidated net income (excluding any income from extraordinary items) of $1 or more in the two most recently reported fiscal quarters;

     (b) Leverage: the ratio, for the then four most recently reported fiscal quarters, of the sum of (1) Debt as of the date the determination is being made and (2) the maximum principal amount of indebtedness to be extended or available under the New Bank Agreement, to Consolidated EBITDA would be less than 3.0 to 1.0; and

     (c) Debt Service: the ratio of Consolidated EBITDA for the then four most recently reported fiscal quarters to the sum of (1) Interest Expense, scheduled principal payments of Debt and Capital Expenditures during the then four most recently reported fiscal quarters, and (2) the estimated Interest Expense and scheduled principal payments of Debt under the New Bank Agreement which will be due in the next four fiscal quarters, would be greater than 1.2 to 1.0;

then Lender agrees that it will execute and deliver to such bank or financial institution a subordination agreement reasonably satisfactory to such bank or financial institution and to Lender providing for the subordination of (I) the indebtedness of the Loan Parties under the Note, this Agreement and the Security Agreements to the indebtedness of the Loan Parties under the New Bank Agreement, and (II) the Lender's security interest in the Company and the

Subsidiaries' accounts receivable, inventory, cash and cash equivalents (but not Lender's security interest in their equipment or intellectual property or any proceeds thereof) to the security interest granted or to be granted to secure the New Bank Agreement. The terms of such subordination shall include a standstill period of 180 days after which Lender shall be entitled to enforce its rights in the event of a default under this Agreement or the Loan Documents, and shall include a right on the part of Lender (but not any obligation) to cure defaults by the obligors under the New Bank Agreement to the extent such defaults are capable of being cured by Lender.

     As used in this  Section  1.5,  the  terms  "Capitalized  Lease,"  "Capital
Expenditures," "Consolidated EBITDA," "Debt," and "Interest Expense" have the meanings provided in Section 3.14 below.

                                   ARTICLE TWO
                         REPRESENTATIONS AND WARRANTIES

To induce the Lender to make the Loan, each of the Loan Parties jointly and severally represents and warrants to the Lender that, except as expressly stated to the contrary in the Disclosure Schedule which has been marked as such and separately delivered by the Loan Parties (the "Disclosure Schedule"):

2.1     GOOD STANDING
Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of Minnesota, is authorized to engage in the business now carried on by it, and is qualified as a foreign corporation to do business in each state where the nature of the business done by it requires qualification and the failure to be so qualified would have a material adverse effect on the Loan Parties taken as a whole. Those states are listed on 2.1 of the Disclosure Schedule.

2.2     CAPITAL STOCK
The authorized and outstanding capital stock of each Loan Party is as described on 2.2 of the Disclosure Schedule.

2.3     SUBSIDIARIES; BENEFIT FROM THE LOAN
The Loan Parties have only the Subsidiaries listed in 2.3 of the Disclosure Schedule. As used in this Agreement, "Subsidiary" means any corporation, partnership, limited liability entity or other entity in which a Loan Party owns, directly or indirectly, equity securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions. The Loan Parties and the Subsidiaries are part of an integrated economic operation and each of the Loan Parties will directly and indirectly benefit from the Loan being made by the Lender.

2.4     FINANCIAL STATEMENTS

The Company has delivered to the Lender the audited consolidated financial statements of the Company and its consolidated subsidiaries as of December 31, 1998, 1999 and 2000, and for the fiscal years then ended, and the unaudited consolidated and consolidating financial statements of the Company and subsidiaries as of June 30, 2001, and for the six month period then ended. All of the foregoing financial statements of the Company and subsidiaries are referred to collectively as the "Financial Statements" and are attached hereto as Exhibit 2.4. The Financial Statements were prepared in accordance with generally accepted accounting principles, consistently applied (except, with respect to interim financial statements, for the absence of footnotes and for year-end adjustments), and fairly present the financial condition of the Company and its subsidiaries as of the dates of the balance sheets included in the Financial Statements and the results of their operations for the periods then ended.

2.5     USE OF PROCEEDS
The proceeds from the Loan shall be used for working capital and general corporate purposes.

2.6     ABSENCE OF MATERIAL CHANGES
Except as stated in Section 2.6 of the Disclosure Schedule, since the date of the most recent of the Financial Statements, there have been no material adverse changes in the condition, financial or otherwise, of any of the Loan Parties or their respective businesses or properties, nor does any Loan Party know of any which may occur; and since the date of the most recent of the Financial Statements none of the Loan Parties have issued, sold or acquired any of the outstanding shares of any class of its capital stock, nor are there any contingent obligations, liability for taxes or commitments not disclosed or subject to reserve in the Financial Statements, other than the Loan under this Agreement, or which were incurred in the ordinary course of business.

2.7     SHAREHOLDERS, OFFICERS AND DIRECTORS
The information furnished by each of the Loan Parties relative to its management, shareholders (including the number of shares of any class of stock held by each), officers and directors of each Loan Party in Section 2.7 of the Disclosure Schedule is true and correct.

2.8     PROPERTY OWNERSHIP; LEASES
Except as indicated on Section 2.8 of the Disclosure Schedule, each of the Loan Parties has good title, free and clear of all liens and encumbrances (other than liens for taxes not delinquent) to all of its real and personal property reflected on the Financial Statements other than as disposed of in the ordinary course of business since the date of the Financial Statements. All property or assets not owned by one of the Loan Parties and used in the operation of its business, if any, are subject to valid leases held by the Loan Party covering their use or occupancy, which leases are not in default. A list of all real estate owned or leased by any of the Loan Parties and all liens or encumbrances on the real estate or assets are listed on Section 2.8 of the Disclosure Schedule.

2.9     OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

Each of the Loan Parties possesses all patents, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets, copyrights and the like ("Intellectual Property") necessary or appropriate to conduct its business as now conducted without conflict with those of any other person. All of the foregoing are listed in Section 2.9 of the Disclosure Schedule. Section 2.9 of the Disclosure Schedule lists all patents, registered trademarks, registered copyrights, licenses and/or royalty agreements relating to the Intellectual Property of each Loan Party.

2.10    LITIGATION
All of the litigation or proceedings pending or, to the knowledge of any of the Loan Parties or their respective officers, threatened against any of the Loan Parties or any of their respective properties in any court or by or before any governmental agency or arbitrator are listed in Section 2.10 of the Disclosure Schedule.

2.11    TAXES
All Federal, State and other tax returns and reports of any Loan Party required by law to be filed have been filed and all Federal, State and other material taxes, assessments, fees and other governmental charges (other than those presently payable without penalty) imposed upon any Loan Party or the properties, assets or payroll of any Loan Party which are due and payable have been paid except as disclosed in Section 2.11 of the Disclosure Schedule. The Loan Parties have separately delivered to the Lender a copy of their consolidated federal income tax returns for the two most recent fiscal years.

2.12    ABSENCE OF PROHIBITION OR LIENS
There is no provision in any Loan Party's current Articles or Certificate of Incorporation or Bylaws, or in any indenture or agreement to which any Loan Party is a party, nor any law, rule, regulations, contract, statute of any governmental authority, which limits or prohibits, or which may in the future limit or prohibit, the execution, delivery or fulfillment by any Loan Party of this Agreement or its Exhibits or of any of the acts or agreements contemplated by this Agreement or the other Loan Documents or which results or which may in the future result in the creation of a lien or encumbrance on any asset of either of the Loan Parties.

2.13    AUTHORIZATION
The execution and delivery of this Agreement and the other Loan Documents have been duly authorized by the Board of Directors (and to the extent necessary, the stockholders) of each Loan Party. The officers of each Loan Party are authorized to execute and deliver this Agreement and the other Loan Documents to which it is a party and perform the same in accordance with their respective terms. Copies of the authorizing resolutions are attached to the Secretary's Certificate referred to in Section 7.2.

2.14    ENVIRONMENTAL MATTERS
Each Loan Party has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws"). Each Loan Party and all activities of the Loan Parties comply in all material respects with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Loan Parties. Each Loan Party is also in material compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any plan, order, decree, judgment or notice. None of the Loan Parties are aware of, nor have any of them received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any material liability under, any Environmental Laws or the common law concerning environmental matters except as disclosed in Section 2.14 of the Disclosure Schedule.

2.15    FINDER'S OR BROKER'S FEES
None of the Loan Parties has entered into any agreement to pay or has any obligation to pay any commission, finder's fee, brokerage fee or other such fees to any person (other than Lender) as a result of the transactions in or contemplated by this Agreement.

2.16    SMALL BUSINESS CONCERN
Each of the Loan Parties is a "Small Business Concern" as that term is defined by the Small Business Administration. No officer or director of any of the Loan Parties is, or has been within six months prior to the Closing Date, an officer, director, agent or employee of Lender or an "Associate", as that term is defined in Part 107 of Title 13 of the Code of Federal Regulations, of Lender. No portion of the proceeds of the Loan will be used for any purpose in contravention of any of the provisions of Part 107 of Title 13 of the Code of Federal Regulations. None of the Loan Parties has ever been debarred from contracts with any governmental unit and no debarment proceedings are currently underway or threatened by any governmental unit.

2.17    CRIMINAL OFFENSES
None of the officers or directors of any Loan Party has been convicted of a felony within the past 10 years, except as disclosed in 2.17 of the Disclosure Schedule.

2.18    SOLVENCY
After giving effect to the execution and delivery of the Loan Documents and the making of the Loan, none of the Loan Parties will be "insolvent" within the meaning of that term as defined in (a) Section 101 of the United States Bankruptcy Code, (b) Section 2 of the Uniform Fraudulent Transfer Act, or (c) any other applicable state law pertaining to fraudulent transfers valuing the assets of any of the Loan Parties on a "going concern" basis, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

2.19    DISCLOSURE OF MATERIAL FACTS
No representation or warranty by any of the Loan Parties in this Agreement or any of the other Loan Documents, nor any statement, document or certificate furnished or to be furnished by any Loan Party or its representatives to the Lender or its representatives in connection with this Agreement or any of the other Loan Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the facts stated therein not misleading.


                                  ARTICLE THREE
                    AFFIRMATIVE COVENANTS OF THE LOAN PARTIES

The Loan Parties jointly and severally agree that, so long as the Note is outstanding or any other amounts remain owing to the Lender under any of the Loan Documents:

3.1     PROMPT PAYMENT OF TAXES AND CLAIMS
Each Loan Party will pay when due all taxes, lawful claims for labor, materials, supplies, rents, lease payments and other debts and liabilities which if unpaid would by law be a lien or charge upon the property of the Loan Party, except to the extent being contested in good faith by appropriate proceedings and with reserves established therefor in accordance with generally accepted accounting principles.

3.2     INSURANCE
Each Loan Party shall maintain insurance policies in such types and amounts as are appropriate for its business, including but not limited to comprehensive property and liability insurance policies. Lender shall be listed on all insurance policies as a mortgagee, loss payee and additional insured, as its interest may appear. The policies shall require the insurer to provide Lender with written notice at least 30 days prior to cancellation. The policies in force on the Closing Date are listed in 3.2 of the Disclosure Schedule. In the event a policy lapses, is modified or replaced, the affected Loan Party shall immediately notify the Lender and send evidence of the new policies.

3.3     REPAIRS
Each Loan Party shall maintain in good repair and working order all assets used in its business and will replace or repair any items of damaged or worn-out property in accordance with good management practices.

3.4     BOARD OF DIRECTORS
The Company's Board of Directors shall meet at least quarterly and consist of at least three people. The Company shall furnish Lender at least 10 days prior to each Board meeting written notice and an agenda of the meeting and shall provide the Lender promptly a copy of the minutes of all meetings of the Board and all other actions and other reports of or given to the Board or any committee thereof. A representative of the Lender shall have the right to attend all Board meetings and have the full rights of a Board member at the meeting except the right to vote on Board resolutions. The Company shall reimburse the Lender and such representatives for their actual, reasonable, documented out-of-pocket expenses for attending meetings with the Company that occur outside the Minneapolis / St. Paul metropolitan area. Lender and all such representatives, and all other employees and agents of Lender, will keep confidential all information received pursuant to this Section 3.4, except for information which enters the public domain through no fault of Lender or such representative, employee or agent, or information which Lender is required to disclose by law, but only to the extent such disclosure is legally required.

3.5     DELIVERY OF FINANCIAL AND OTHER DOCUMENTS
The Company shall deliver to Lender:

           3.5.1 As soon as available and in any event within 90 days after the close of each fiscal year (a) an audited consolidated balance sheet of the Company as of the close of the fiscal year and consolidated statements of income and retained earnings and changes in financial position for the year then ended, accompanied by an unqualified opinion of the Company's independent certified public accountants acceptable to the Lender, and (b) a letter from such accountants stating whether the Company is in compliance with the provisions of
           Section 3.14.

           3.5.2 Within 10 days after the Loan Party's issuance or filing, copies of all filings submitted by the Loan Party to the Securities and Exchange Commission, any listing application filed with any stock exchange, and each annual report and all other reports, including proxy solicitations, which the Loan Party shall send to its shareholders, in each case promptly after it is requested by Lender.

           3.5.3 Within 25 days after the end of each month, consolidated balance sheets of the Company and the Subsidiaries as of the end of such month, and statements of income and retained earnings for the portion of the fiscal year then ended, prepared in conformity with
           Section 3.6. Upon request by the Lender, the Company shall also provide to Lender a monthly aging report of the Loan Parties' accounts receivable and accounts payable, a copy of the reconciliation of the Financial Statements to the cash accounts, any off balance sheet liabilities assumed by any Loan Party, and any unbudgeted capital expenditures in excess of $10,000.

3.6     FORM OF FINANCIAL DOCUMENTS
For purposes of this Agreement:

           3.6.1 Except as provided in subsection 3.6.2, all financial statements of a Loan Party provided under this Agreement shall be prepared in conformity with generally accepted accounting principles (except, with respect to interim financial statements, for the absence of footnotes and for year-end adjustments) applied on a consistent basis.

           3.6.2 If any accounting principle, method of valuation or governmental regulations followed in the preparation of financial statements is required to be modified by the Financial Accounting Standards Board, the Loan Parties shall so notify the Lender, and the financial statements may be modified to such extent.

           3.6.3 All fiscal year-end financial statements delivered to the Lender shall be accompanied by a letter from the certified public accountant who prepared them stating that such statements have been prepared in compliance with the provisions of Section 3.6. All other financial statements and reports delivered to the Lender pursuant to this Agreement shall be accompanied by a certificate signed by the Company's President, Treasurer or Chief Financial Officer, certifying that they have been prepared in compliance with the provisions of
           Section 3.6, that they fairly and accurately state the current financial condition of the Company and its subsidiaries, that the financial statements have been reconciled with the cash accounts, and that all payroll withholding taxes were paid when due, and that no Default existed during the accounting period covered by the financial statements. A copy of the form of the certification is attached as
           Exhibit 3.6.3. In the event the President, Treasurer or Chief Financial Officer cannot certify the above, a detailed disclosure of those items which cannot be certified together with a detailed explanation for each item shall be given to Lender, together with the financial statements. Disclosure of non-certified matters shall not cure any Default.

3.7     BUDGET
At least 30 days prior to the close of each fiscal year, the Company's Board of Directors shall review the budget and the Board shall adopt an operating and capital expenditures budget for the next succeeding fiscal year. A copy of the budget with underlying assumptions shall be delivered to the Lender not later than 10 days after approval by the Board.

3.8     INFORMATION ON REQUEST; DISCLOSURE
Each Loan Party shall furnish promptly, at the Lender's request, such information as may be reasonably necessary to determine whether the Loan Party is in compliance with the terms of this Agreement or as may be needed by the Lender to prepare any required reports to shareholders or appropriate federal and state regulatory authorities. Lender shall keep such information confidential, except that the Loan Parties consent to reasonable disclosure by the Lender of the Loan Parties' information, including financial information, to the shareholders of the Lender on a confidential basis and appropriate federal and state regulatory authorities.

3.9     CORPORATE EXISTENCE
Each Loan Party shall maintain its corporate existence and conduct its business in an orderly and regular manner, except to the extent otherwise permitted under
Section 4.6 and the other provisions of the Loan Documents.

3.10    LITIGATION
Each Loan Party shall immediately notify the Lender of all actual or threatened litigation asserting damages which may exceed $50,000 or more, and of all actual of threatened proceedings before any governmental or regulatory body or arbitrator to which it is a party and which may affect its business.

3.11    INSPECTIONS
Each Loan Party shall permit, at such times as will not unreasonably interfere with the conduct of its business, the Lender's representatives to visit and inspect any property of the Loan Party and shall make available to the representatives for inspection or copying any of the Loan Party's books and records. Each officer of the Loan Party and the Loan Party's independent accountants will discuss with the Lender's representatives any of the Loan Party's affairs, finances and accounts at such times and as often as the Lender may reasonably request.

3.12    CORPORATE FUNDS
Cash funds of any Loan Party in excess of needs reasonably necessary for its day-to-day operations shall be invested in accordance with the Company's investment policy, a copy of which has been furnished to Lender.

3.13    CIVIL RIGHTS
Each Loan Party shall comply with the provisions of the Civil Rights Acts of 1964 and file with or make available to Lender such information as may be necessary to enable Lender to meet their reporting requirements to the Small Business Administration.

3.14    FINANCIAL COVENANTS

     (a) The Company's Consolidated EBITDA less the sum of Interest Expense, scheduled principal payments on Debt, and Capital Expenditures will be not less than the amount indicated below for the respective periods indicated (i.e. since the limitations below are expressed as negative numbers, if the result of the computation above is a negative number it will not be a larger negative number than the amount indicated below for the applicable period):

        Three months ended September 29, 2001:            $(1,000,000)

        Six months ended December 29, 2001                $(2,500,000)
        Nine months ended March 30, 2002                  $(4,000,000)
        Twelve months ended June 29, 2002                 $(4,000,000)

     (b) As of the end of each fiscal quarter ending on or after September 28, 2002, the Company will:

          (i) Maintain a ratio of Consolidated EBITDA to Interest Expense, in each case during the twelve months ended on or immediately prior to the date of determination, of not less than 1.2 to 1.0.

          (ii) Maintain a ratio of Consolidated EBITDA to the sum of Interest Expense, scheduled principal payments on Debt and Capital Expenditures, in each case during the twelve months ended on or immediately prior to the date of determination, of not less than 1.05 to 1.00.

     (c) For purposes of this Agreement:

        "Capitalized Lease" shall mean any lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles.

        "Capital Expenditures" means, for any period of determination, the aggregate amount of all expenditures during such period by the Company or any Subsidiary that would be classified as capital expenditures in accordance with generally accepted accounting principles, or made in property that is subject to a synthetic lease to which the Borrower becomes a lessee during such period, including without limitation, any amount debited to the fixed asset account on the balance sheet of the Company or any Subsidiary in respect of (i) the acquisition, including, without limitation, acquisition by entry into a Capitalized Lease, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and
(ii) to the extent related to and not included in clause (i), materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with generally accepted accounting principles).

     "Consolidated EBITDA" means, for any period of determination, the consolidated net income of the Company and the Subsidiaries before provision for interest expense (including implicit interest expense on Capitalized Leases), income taxes, depreciation and amortization of intangible assets, non-cash losses or gains on assets existing as of the Closing Date, all as determined in accordance with generally accepted accounting principles.


     "Debt" as to any party shall mean, without duplication, (a) all obligations for borrowed money or which are evidenced by promissory notes, bonds, debentures or similar instruments; (b) any obligation secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not such obligation is the obligation of the owner or another party; (c) any obligation on account of deposits or advances received by such party; (d) any obligation for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of business not unpaid for a period of more than 90 days past the due date; (e) any obligation as lessee under any Capitalized Lease; (f) any guaranty, endorsement or other contingent obligation in respect to indebtedness of others, except for endorsements for collection in the ordinary course of business; (g) any undertaking or agreement to reimburse or indemnify issuers of letters of credit; and (h) the Debt of any partnership or joint venture in which the person or entity as to which the determination is being made is a general partner or a joint venturer.

     "Interest Expense" means, for any period of determination, the interest expense (including implicit interest expense on Capitalized Leases) of the Company and the Subsidiaries, determined in accordance with generally accepted accounting principles, excluding prepaid interest and interest paid in kind.


                                  ARTICLE FOUR
                     NEGATIVE COVENANTS OF THE LOAN PARTIES

The Loan Parties jointly and severally agree that, so long as the Note is outstanding, or any other amounts remain owing to the Lender under any of the Loan Documents, none of the Loan Parties shall:

4.1     CHANGE OF OPERATIONS
Permit a substantial change in the present nature of the business operations of the Loan Parties, taken as a whole.

4.2     DIVIDENDS
Directly or indirectly purchase, acquire, redeem or retire any shares of its capital stock outstanding nor pay any dividends, except dividends paid by a Subsidiary to the Company or paid in the common stock of the Company or pursuant to any employee benefit or compensation plan or agreement.

4.3     EXPENSE REIMBURSEMENT
Reimburse out-of-pocket expenses which do not meet the Internal Revenue Service test as a business expense deduction and then only upon submission of an expense report meeting the business expense documentation requirements of the Internal Revenue Service.

4.4     TRANSACTIONS WITH INSIDERS

Purchase or sell any asset or service to or from any director or officer, or any person who owns or controls, directly or indirectly, 5% or more of the voting capital stock of any Loan Party, or any relative of any of the foregoing, or any organization in which any one or more of the foregoing, together, hold, directly or indirectly, an ownership interest of 5% or more ("Affiliate"), or rent or lease property to or from an Affiliate, except with the prior written approval of the Lender or as set forth in 4.4 of the Disclosure Schedule.

4.5     APPLICATION OF FUNDS
Invest in or otherwise divert any of its funds to an individual, other corporation or business entity other than the Loan Parties, it being the intent of this Agreement that the Loan Parties will apply their full capital and resources to their own corporate business and purposes.

4.6     MERGERS AND ACQUISITIONS
Consolidate or merge with, or purchase all or a substantial part of the assets of, any other business or entity (except that any Loan Party may merge into or consolidate with, and any Loan Party may purchase the assets of, any other Loan Party), or sell, lease or otherwise transfer any assets other than in the normal course of its present business, or enter into any franchising agreements, or create any new Subsidiaries (other than new wholly-owned Subsidiaries the investment by the Loan Parties in which does not exceed $50,000).

4.7     GUARANTIES
Guarantee or endorse any obligation of others, or assume any contingent liability with respect to the obligations of others, except (a) obligations of any Loan Party as may be appropriate for purposes of their obtaining usual and normal open account and short-term credit of the type normally and necessarily outstanding in the operation of the business, (b) guaranties of the Subsidiaries in favor of the holders of the Convertible Notes, (c) any contingent obligation owing under the Revolving Credit Program Agreement between Conseco Bank, Inc. and the Company dated as of May 17, 1999, as amended to date (the "Program Agreement") and (d) any obligation incurred under any New Bank Agreement to the financial institution providing credit or financial accommodations under the New Bank Agreement.

4.8     INDEBTEDNESS
Incur any indebtedness in addition to that existing at the Closing Date,  except
(i) for usual and normal unsecured open account and short-term credit of the type normally and necessarily outstanding in the operation of the business, (ii) as provided in Section 4.9, (iii) the subordinated indebtedness under the Subordination Agreement, (iv) purchase money indebtedness incurred to acquire any machinery or equipment in a principal amount not in excess of the cost thereof and as to which the lien does not extend beyond the machinery and equipment so acquired, (v) unsecured indebtedness not in excess of a total of $100,000 which is subordinated in writing to obligations to the Lender, and (vi) guarantees not prohibited by Section 4.7 above.

4.9     ENCUMBRANCES; CONDITIONAL SALES

Create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind on any of its properties now owned or hereafter acquired, nor acquire or agree to acquire property under any conditional sales agreement or title retention contract, nor engage in any sale-and-leaseback transaction, except for those encumbrances and liens which (i) are disclosed in
4.9 of the Disclosure Schedule, (ii) are subject to the terms and conditions of the Subordination Agreement, or (iii) secure purchase money indebtedness permitted under Section 4.8 of this Agreement. Lender acknowledges that its security interest in the accounts of the Loan Parties is subordinate to the security interest of Conseco Bank, Inc. granted under the Program Agreement in the funds contributed to and deposited in the Reserve Account provided for in the Program Agreement.

4.10    CAPITAL  EXPENDITURES
Incur or make any Capital Expenditures in any fiscal year which would cause the aggregate Capital Expenditures in any such year to exceed by more than $250,000 the budgeted amount in the budget delivered pursuant to Section 3.7 for such fiscal year. A summary of all Capital Expenditures shall be presented to each meeting of the Board of Directors relating to the period subsequent to the preceding Board meeting.

4.11    AMEND ARTICLES OR BYLAWS
Amend or change its Articles or Certificate of Incorporation or By-Laws, or violate or breach any provisions thereof.

                                  ARTICLE FIVE
                                    DEFAULTS

Any of the following acts or conditions shall constitute a default ("Default"):

5.1     FAILURE TO PAY INTEREST OR PRINCIPAL
If the Company fails to pay when due any installment of interest or principal owed under the Note.

5.2     UNTRUE REPRESENTATION OR WARRANTY
If any representation or warranty made by any Loan Party to the Lender subsequently proves to have been incomplete or untrue in any material respect as of the Closing Date, or any statement, certificate or data furnished by any Loan Party to the Lender under this Agreement or its Exhibits proves to have been incomplete or untrue in any material respect or materially misleading under the circumstances in which it was provided as of the date on which the information is stated or certified.

5.3     CONTRACTUAL DEFAULT
If any Loan Party breaches, or a default exists under, any provision of this Agreement, the Note, or any of the other Loan Documents, and such breach or default is not cured within 15 days of the date such breach or default occurs.

5.4     BANKRUPTCY OR INSOLVENCY
If any Loan Party is insolvent, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; such receiver, trustee or similar officer is appointed without the application or consent of any Loan Party and such appointment shall continue undischarged for a period of 60 days; or any Loan Party shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Loan Party and shall remain undismissed for a period of 60 days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Loan Party and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 30 days after its issue or levy.

5.5     JUDGMENT
If there is rendered against any Loan Party a final judgment, decree or order for the payment of money in excess of $250,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution.

5.6     DEFAULT ON OTHER OBLIGATIONS
If there is a default or event of default under any material (as defined below) bond, debenture, note or other evidence of indebtedness of any Loan Party (other than the Note) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument entitling the holder of such indebtedness to accelerate such indebtedness, provided, that if such default or event of default under such bond, debenture, note or other evidence of indebtedness shall be cured by the Loan Party or waived by the holder(s) of such indebtedness, then the Default hereunder by reason of such default or event of default shall be deemed likewise to have been thereupon cured or waived. For purposes of this Section, "material" means involving $100,000 in indebtedness under any single bond, debenture, note or other evidence or indebtedness, or involving an aggregate of $100,000 under more than one bond, debenture, note or other evidence of indebtedness of any amount.

5.7     CHANGE IN CONTROL
If (a) any person or two or more persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding shares of the voting stock of the Company, or (b) a majority of the Board of Directors of the Company as of any date shall consist of individuals who were not (A) directors of the Company as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A) or individuals described in clause (B).

                                   ARTICLE SIX
                                    REMEDIES

6.1     ACCELERATION
In the event of any Default, Lender may, by notice in writing to the Loan Parties, declare the entire principal amount and accrued interest of any Loan Party's debt held by Lender immediately due and payable without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are waived by any Loan Party. This remedy shall not be exclusive of any other remedy in law or equity.

6.2     OTHER REMEDIES
In the event of any Default, the Lender shall be entitled to exercise any or all of its remedies under any of the Loan Documents or under applicable law. In the event of any Default which continues for 90 consecutive days, the unpaid principal balance shall bear interest at a rate equal to the lesser of 19% per annum of the maximum amount permitted by law from the date of such Default until the Default is waived by the Lender in writing or cured to the satisfaction of Lender.

6.3     NO WAIVER; REMEDIES CUMULATIVE
No failure or delay on the part of the Lender in exercising any right, power or remedy under this Agreement, or any of the other Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Agreement or any of the other Loan Documents. The remedies herein and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

                                  ARTICLE SEVEN
                  ADDITIONAL ACTIONS TAKEN BY THE LOAN PARTIES

At or before the Closing, the Loan Parties shall take the actions described below and execute and deliver, as appropriate, to the Lender the following documents, in each case in form and substance satisfactory to the Lender:

7.1     OPINION OF COUNSEL TO THE LOAN PARTIES
An opinion of counsel for the Loan Parties, addressed to the Lender, dated the Closing Date, including the statements of opinion referred to in Exhibit 7.1.

7.2     SECRETARY'S CERTIFICATE
A certificate executed by the Secretary of each Loan Party certifying as to an attached true, correct and complete copy for each Loan Party of: its Articles of Incorporation, Bylaws and the resolutions of its Board of Directors authorizing its entry into this Agreement and the various Loan Documents. The form of this Secretary's Certificate is attached as Exhibit 7.2.

7.3     GOOD STANDING CERTIFICATES
Certificates of Good Standing for each Loan Party issued by the Secretary of State of Minnesota, and in the case of the Company by the Secretary of State of Utah, and in the case of Select Comfort SC Corporation by the Secretary of State of South Carolina.

7.4     SBA FORMS
An executed copy of SBA Form 480, SBA Form 652, Debarment certification, and Statement of Qualification.

7.5     FINANCING STATEMENTS
Financing Statements executed where required by each Loan Party for filing in each jurisdiction where such filings are necessary to perfect the security interests granted by the Security Agreements.

7.6     CONTRACTS
If requested by Lender, copies of all written employment contracts, contracts with any officer, director or stockholder or their relatives, all plans pursuant to which benefits are paid to any employee of the Company or its Subsidiaries, and all material contracts with brokers or others for services relating to this Agreement or the financing hereunder, and a brief written description of any such agreements that are not in writing.

                                  ARTICLE EIGHT
                               GENERAL PROVISIONS

8.1     EXHIBITS
The attached exhibits are by reference made an integral part of this Agreement:

Exhibit        Title

1.1            Promissory Note
1.2            Warrant
1.3            Security Agreements
1.5            Subordination Agreement
2              Disclosure Schedule
2.4            Financial Statements
3.6            Form of Certification
7.1            Opinion of Counsel
7.2            Secretary's Certificates

8.2     APPLICABLE LAW
This Agreement is to be interpreted in conformity with the Small Business Investment Act of 1958, as amended, and is otherwise governed by the laws of the State of Minnesota. The provisions of this Agreement shall be severable.

8.3     ASSIGNMENT
None of the rights of the Loan Parties under this Agreement or any of the other Loan Documents shall be assigned by any of the Loan Parties except with the written consent of the Lender. In the event that the Lender determines to assign the Note or any interest therein or thereunder to any party not affiliated with Lender, Lender agrees (a) to give the Company prior written notice of such intended transfer, and (b) that if within 30 days after such notice is given the Company delivers to the Lender written notice and payment of an amount equal to the entire remaining principal balance of the Note, all accrued interest and any unpaid expenses due under the Note, then the Lender will assign all its rights under the Note to the Company or to a third party in accordance with the Company's instructions. If notice and payment are not delivered to the Lender within such period as aforesaid, then the Lender shall be entitled, for a period 120 days from the date of Lender's initial notice to the Company, to transfer or assign the Note, free and clear of any rights of the Company under this Section
8.3. Subject to the preceding, the rights and obligations of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

8.4     JOINT AND SEVERAL LIABILITY
All of the obligations and agreements of the Loan Parties under this Agreement and each of the other Loan Documents are joint and several and may be enforced by the Lender against any or all of the Loan Parties, as determined by the Lender, without any need to join all of the Loan Parties in any such action.

8.5      HEADINGS
The headings used in this Agreement are intended for informational purposes only and shall not affect its interpretation.

8.5     AMENDMENTS, ETC.
No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Loan Documents or consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand given to any Loan Party in any case shall entitle any of the Loan Parties to any other or further notice or demand in similar or other circumstances.

8.6     ADDRESSES FOR NOTICES, ETC.
Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder and under any of the other Loan Documents shall be in writing and mailed or personally delivered to the applicable party at its address indicated below:

        If to Lender:

Medallion Capital, Inc.
7831 Glenroy Road, Suite 480
Minneapolis, Minnesota  55439-3132
Attention:  President

        If to any or all of the Loan Parties:

Select Comfort Corporation
6105 Trenton Lane North
Minneapolis, Minnesota  55442
Attention:  Chief Financial Officer

        with a copy to:

Select Comfort Corporation
6105 Trenton Lane North
Minneapolis, Minnesota  55442
Attention:  General Counsel
or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All notices, requests, demands and other communications shall be effective when personally delivered or two days after the date when mailed.

8.7     INDEMNIFICATION
The Loan Parties jointly and severally agree to indemnify the Lender, and any other holders of the Note, and their respective officers, directors, employees, agents and representatives from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, including but not limited to the fees and expenses of the Lender's legal counsel, incurred by or asserted against the Lender or any holder of the Note in any way relating to or arising out of this Agreement, the Note or the other Loan Documents or the enforcement of any of the terms hereof or thereof, except where there has been a final judicial determination that the Lender was grossly negligent or engaged in willful misconduct. The obligations of the Loan Parties under this Section shall survive payment of the Note.

8.8     PUBLIC NOTICES
The Loan Parties agree that the Lender shall have the right after the Closing to place advertisements or public notices in financial and other newspapers at Lender's expense describing the financing provided by the Lender under this Agreement. The Lender shall submit a copy of the form of such proposed advertisements or notices to the Company for its prior approval, which approval will not be unreasonably withheld or delayed.

8.9     ENFORCEMENT EXPENSES
The Loan Parties shall be jointly and severally obligated to pay or reimburse the Lender for paying all out-of-pocket expenses incurred by the Lender in connection with the enforcement of the Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, including the reasonable fees and out-of-pocket expenses of legal counsel to the Lender with respect to thereto.

8.10    CONSENT TO JURISDICTION
AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR
MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND EACH LOAN PARTY AND THE LENDER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY LOAN PARTY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE

CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

8.11    WAIVER OF TRIAL BY JURY
EACH LOAN PARTY AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

        In Witness Whereof, the parties have executed this Agreement as of the date first written above.

SELECT COMFORT CORPORATION

By:  /s/ Mark A. Kimball
     ------------------------------------------
     Mark A. Kimball, Senior Vice President

SELECT COMFORT RETAIL CORPORATION

By:  /s/ Mark A. Kimball
     ------------------------------------------
     Mark A. Kimball, Senior Vice President

SELECT COMFORT DIRECT CORPORATION

By:  /s/ Mark A. Kimball
     ------------------------------------------
     Mark A. Kimball, Senior Vice President

SELECT COMFORT SC CORPORATION

By:  /s/ Mark A. Kimball
     ------------------------------------------
     Mark A. Kimball, Senior Vice President

DIRECT CALL CENTERS, INC.

By:  /s/ Mark A. Kimball
     ------------------------------------------
     Mark A. Kimball, Senior Vice President

SELECTCOMFORT.COM CORPORATION

By:  /s/ Mark A. Kimball
     ------------------------------------------
     Mark A. Kimball, Senior Vice President

MEDALLION CAPITAL, INC.


By:  /s/ Dean R. Pickerell
     ------------------------------------------
     Dean R. Pickerell, Executive Vice President